UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

BUILDERS FIRSTSOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive Suite 400
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 880-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2025, the stockholders of Builders FirstSource, Inc. (“Builders FirstSource” or the “Company”) at its 2025 annual meeting of stockholders (the “Annual Meeting”) approved amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to declassify the Company’s Board of Directors (the “Board”) and to limit the liability of certain officers as permitted by Delaware law. Detailed descriptions of the foregoing amendments were set forth in Proposals Four and Six in the Company’s 2025 Proxy Statement, filed with the Securities and Exchange Commission on April 15, 2025, which descriptions are incorporated herein by reference and are qualified in their entirety by reference to the full text of the Company’s Amended and Restated Certificate of Incorporation filed herewith as Exhibit 3.1. These amendments became effective upon filing the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 27, 2025.

Additionally, the Board approved amendments to the Company’s Amended and Restated By-laws (the “By-laws”), which became effective concurrently with the effectiveness of the Amended and Restated Certificate of Incorporation. The By-laws were amended and restated to declassify the Company’s Board. The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated By-laws, filed herewith as Exhibit 3.2, the terms of which are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The owners of 103,522,106 shares of the Company’s common stock, representing 91.01% of the voting power of all the shares of common stock issued and outstanding on March 28, 2025, the record date for the meeting, were represented at the Annual Meeting. Each share of common stock was entitled to one vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following six proposals, as described in the Company’s 2025 Proxy Statement, and cast their votes as stated below.

Proposal No. 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Mark A. Alexander	92,392,196	5,569,765	50,838	5,509,307
Dirkson R. Charles	94,890,751	3,073,993	48,055	5,509,307
Peter M. Jackson	95,498,024	2,424,207	90,568	5,509,307

Proposal No. 2: Advisory vote on the 2024 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
89,925,975	7,021,486	1,065,338	5,509,307

Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for year 2025.

For	Against	Abstain	Broker Non-Vote
94,792,561	8,697,261	32,284	0

Proposal No. 4: Amendment to our Certificate of Incorporation to Declassify our Board of Directors.

The proposal to amend the Company’s Certificate of Incorporation, as amended, to declassify the Board was approved.

For	Against	Abstain	Broker Non-Vote
96,260,928	1,696,983	54,888	5,509,307

Proposal No. 5: Amendment to our Certificate of Incorporation to Remove Limits on the Size of our Board of Directors.

The proposal to amend the Company’s Certificate of Incorporation, as amended, to remove limits on the size of the Board was not approved.

For	Against	Abstain	Broker Non-Vote
38,659,491	64,799,179	63,436	0

Proposal No. 6: Amendment to our Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Delaware Law.

The proposal to amend the Company’s Certificate of Incorporation, as amended, to limit the liability of certain officers was approved.

For	Against	Abstain	Broker Non-Vote
85,083,440	12,885,277	44,082	5,509,307

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included as part of this Current Report:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Builders FirstSource, Inc.
3.2	Amended and Restated By-laws of Builders FirstSource, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date:	May 27, 2025	By:	/s/ Timothy D. Johnson
Executive Vice President, General Counsel and Corporate Secretary